Joint Filer Information


Name:                               Kanders Florida Holdings, Inc.
Address:                            c/o Kanders & Co., Inc.
                                    Two Soundview Drive
                                    Greenwich, CT 06830
Designated Filer:                   Warren B. Kanders
Issuer & Ticker Symbol:             Armor Holdings, Inc. (AH)
Date of Event Requiring Statement:  July 26, 2003

Signature:   /s/ Warren B. Kanders
             --------------------------------
             By: Warren B. Kanders, President